UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 16, 2011

STANCORP FINANCIAL GROUP, INC.

(Exact name of registrant as specified in its charter)

State of Oregon	1-14925	93-1253576
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1100 SW Sixth Avenue, Portland, Oregon	97204
(Address of principal executive offices)	(Zip Code)

(971) 321-7000

(Registrant’s telephone number, including area code)

No Change

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Shareholders, held on May 16, 2011, the following matters were submitted to a vote: the election of four directors to serve for three-year terms expiring in 2014, the proposal to ratify the appointment of Deloitte & Touche LLP, as Independent Registered Public Accounting Firm for the current year, the proposal to approve the extension of the Shareholder Rights Plan, the non-binding proposal regarding compensation of the Named Executive Officers of StanCorp Financial Group, Inc. (“StanCorp”) and the non-binding proposal regarding frequency of voting on executive compensation. The results of the voting on these matters were as follows:

	Term Expiration	Votes For	Votes Against	Abstained	Broker Non-Votes
1. Election of Directors
Frederick W. Buckman	2014	32,008,155	373,580	33,005	—
J. Greg Ness	2014	32,038,327	333,520	42,893	—
Mary F. Sammons	2014	32,120,440	265,466	28,834	—
Ronald E. Timpe	2014	32,053,340	333,091	28,310	—

		Votes For	Votes Against	Abstained	Broker Non-Votes
2. Proposal to Ratify Appointment of Independent Registered Public Accounting Firm		34,175,316	409,583	16,973	—

		Votes For	Votes Against	Abstained	Broker Non-Votes
3. Proposal to Approve the Extension of the Shareholder Rights Plan		16,368,737	16,011,221	34,783	2,187,131

		Votes For	Votes Against	Abstained	Broker Non-Votes
4. Non-binding Proposal Regarding Compensation of the Company’s Named Executive Officers		31,852,553	500,088	62,099	2,187,132

	Votes For 1 Year	Votes For 2 Years	Votes For 3 Years	Abstained	Broker Non-Votes
5. Non-binding Proposal Regarding Frequency of Voting on Executive Compensation	24,863,594	1,751,622	5,750,074	49,450	2,187,132

Section 8 – Other Events

Item 8.01	Other Events.

On May 17, 2011, StanCorp issued a press release announcing that on May 16, 2011, its board of directors authorized an additional 3 million shares of StanCorp common stock to its current share repurchase program.

Section 9 - Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

99.1    StanCorp Financial Group, Inc. press release dated May 17, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STANCORP FINANCIAL GROUP, INC.

Dated: May 18, 2011

/s/ Robert M. Erickson
Robert M. Erickson
Vice President and Controller

EXHIBIT INDEX

Exhibit No.	Description

* 99.1	StanCorp Financial Group, Inc. press release dated May 17, 2011

*	Filed herewith